Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3/A (No. 333-109626) of our report September 5, 2003, except for Note 22 as to which the dates are September 12, 2003 and September 22, 2003 relating to the financial statements and financial statement schedule, which appears in Authentidate Holding Corp.’s Annual Report on Form 10-K/A for the year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Albany, New York
November 19, 2003